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                                                                     EXHIBIT 5.1

                  Opinion of Orrick, Herrington & Sutcliffe LLP

               [Letterhead of Orrick, Herrington & Sutcliffe LLP]

August 8, 2000

InnerDyne, Inc.
1244 Reamwood Avenue
Sunnyvale, California 94089

Ladies and Gentlemen:

     InnerDyne, Inc., a Delaware corporation, has requested our opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed by it today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the shares of Common Stock, $.01 par value, of InnerDyne, Inc. to be issued under the InnerDyne, Inc. 1996 Stock Option Plan, 2000 Directors' Stock Option Plan and 2000 Employee Stock Purchase Plan (the "Plans").

     We have examined and are relying on originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and such other instruments, certificates and representations of public officials, officers and representatives of InnerDyne, Inc. and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

     Based on the foregoing, it is our opinion that the shares of InnerDyne, Inc. issuable under the Plans are duly authorized and, when issued in accordance with the terms of the Plans, at prices in excess of the par value thereof, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations of the Commission issued thereunder.

                                        Very truly yours,


                                        /s/  ORRICK, HERRINGTON & SUTCLIFFE LLP
                                        ORRICK, HERRINGTON & SUTCLIFFE LLP